Exhibit 99.1

SSA Global to Acquire Epiphany

Epiphany CRM will strengthen SSA Global’s leadership position as a provider of extended enterprise solutions

Chicago, August 03, 2005 – SSA Global Technologies, Inc.™ (NASDAQ: SSAG), a leading global provider of extended enterprise solutions and services, and Epiphany (NASDAQ: EPNY), today announced the signing of a definitive agreement under which SSA Global will acquire customer relationship management (CRM) solution provider Epiphany. The transaction has a gross value of $329 million or $4.20 per share for the shareholders of Epiphany.

Epiphany is a recognized leader in CRM with a suite of products that includes sales, service, marketing, and customer analytics.  These applications are based on a similar services-oriented architecture and built using the same Java 2 Enterprise Edition (J2EE) technology as the recently released SSA Technology Architecture. The combined architecture will provide the flexibility to integrate with existing enterprise applications and to quickly tailor solutions for specific industries.

“CRM is an important growth market and Epiphany has innovative solutions that are highly respected for their robust functionality, technology infrastructure and ease-of use,” said Mike Greenough, chairman, president and CEO of SSA Global. “SSA Global brings worldwide distribution power to Epiphany solutions as they will become part of a total end-to-end solution. With Epiphany, we expect to enhance SSA CRM and the broad portfolio of solutions that will help customers and prospects address demand driven business issues.”

SSA Global’s management believes that Epiphany will benefit from SSA Global’s expansive distribution network that reaches over 90 countries worldwide. The synergies between the companies include their common adoption of an open standard, service oriented technology and a significant percentage of common-shared customers in manufacturing, finance and service industries. Both companies are committed to serving the mid-market and large global enterprises with quality solutions having high ROI.

“Our two companies share the same core values of customer satisfaction and commitment to quality products, implementation and support,” added Karen Richardson, CEO, Epiphany.  “Epiphany’s solutions bring compelling value to an organization and SSA Global’s leadership and market strength can take Epiphany to the next level of excellence.”

The transaction is expected to close in approximately eight to twelve weeks and is subject to customary closing conditions, including approval by Epiphany’s shareholders and regulatory approvals.

There will be an analyst and investor conference call conducted by executive management to discuss the transaction, today at 5:00 p.m. EST/2:00 p.m. PST. The live discussion can be accessed by dialing 1-800-706-7741 or 1-617-614-3471, passcode 65084584. A live audio-only webcast of the call will be made available to the public on the Company’s website at http://investor.ssaglobal.com and will be archived for approximately three months following the call.

Additional Information and Where to Find It

Epiphany has agreed to file a proxy statement in connection with the proposed merger and related transactions. The proxy statement will be mailed to the stockholders of Epiphany. Epiphany’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Epiphany, the Merger and related transactions. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Epiphany by going to Epiphany’s Investor Relations page on its corporate website at www.epiphany.com or by contacting Todd Friedman at Epiphany at 475 Concar Drive, San Mateo, California 94402 or by phone at (650) 356-3800.

In addition, Epiphany and its officers and directors may be deemed to be participants in the solicitation of proxies from Epiphany’s stockholders with respect to the merger. A description of any interests that Epiphany’s officers and directors have in the merger and related transactions will be available in the proxy statement. In addition, SSA Global may be deemed to have participated in the solicitation of proxies from Epiphany’s stockholders in favor of the approval of the merger agreement and related transactions. Information concerning SSA Global’s directors and executive officers is set forth in SSA Global’s final prospectus for its initial public offering, which was filed with the SEC on May 26, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to SSA Global’s Investor Relations page on its corporate website at www.ssaglobal.com.

About SSA Global
SSA Global™ is a leading provider of extended ERP solutions for manufacturing, distribution, retail, services and public organizations worldwide. In addition to core ERP applications, SSA Global offers a full range of integrated extension solutions including corporate performance management, customer relationship management, product lifecycle management, supply chain management and supplier relationship management. Headquartered in Chicago, SSA Global has 63 locations worldwide and its product offerings are used by approximately 13,000 active customers in over 90 countries. For additional information, visit the SSA Global web site at www.ssaglobal.com.

SSA Global™ is the corporate brand for product lines and subsidiaries of SSA Global Technologies, Inc. SSA Global, SSA Global Technologies and SSA GT are trademarks of SSA Global Technologies, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

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Forward-Looking Statements
These materials may contain “forward-looking statements.”  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “ will likely result,” or words or phrases with similar meaning.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although we believe to be reasonable, are inherently uncertain.   Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  We operate in a changing environment in which new risks can emerge from time to time.  It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy or actual results to differ materially from those contained in forward-looking statements.  Factors you should consider that could cause these differences include, among other things:

•                  General economic and business conditions, including exchange rate fluctuations in the United States and abroad;

•                  Our ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions;

•                  Our ability to maintain effective internal control over financial reporting;

•                  Our ability to attract and retain personnel, including key personnel;

•                  Our success in developing and introducing new services and products;

•                  Competition in the software industry, as it relates to both our existing and potential new customers.

For inquiries, contact:

Press:

Maria Diecidue	Scott Goldberg
SSA Global	Edelman
312-258-6000	312-297-7414
maria.diecidue@ssaglobal.com	scott.goldberg@edelman.com

Investors:

Dawn Drella

312-474-7694

dawn.drella@ssaglobal.com